Exhibit 99.2

AMERICAN GREETINGS ANNOUNCES THIRD QUARTER EARNINGS

CLEVELAND (December 23, 2009) – American Greetings Corporation (NYSE: AM) today announced its third quarter results for the quarter ended November 27, 2009.

Third Quarter Results

For the third quarter of fiscal 2010, the Company reported total revenue of $440.2 million, pre-tax income of $38.1 million, and net income of $29.7 million or 75 cents per share (all per-share amounts assume dilution). The Company recorded, within the North American Social Expression Products segment, pre-tax employee termination and estimated asset impairment costs related to the previously announced wind down of the Mexican operations of $5.9 million (after-tax of approximately $5.7 million) that reduced earnings per share by approximately 14 cents during the quarter. The Company also recorded, due to better than expected performance, incremental variable compensation expense of approximately $12.1 million (after-tax of approximately $7.4 million) that reduced earnings per share by approximately 19 cents during the quarter.

For the third quarter of fiscal 2009, the Company reported total revenue of $454.1 million, a pre-tax loss of $228.7 million, and a net loss of $193.3 million or $4.25 per share. Included in the prior period’s results are several charges recorded by the Company. Within the International Social Expression Products and AG Interactive segments, the Company recorded non-cash, pre-tax goodwill and other asset impairment charges of $242.9 million (after-tax of approximately $202.6 million) that reduced earnings per share by approximately $4.46 during the quarter. Within the Retail Operations segment, the Company recorded a non-cash pre-tax asset impairment charge of $3.9 million (after-tax of approximately $2.7 million) that reduced earnings per share by approximately 6 cents during the quarter. The Company also recorded a pre-tax severance charge of $7.0 million (after-tax of approximately $4.7 million) that reduced earnings per share by approximately 10 cents. Partially offsetting these charges was a reduction of variable compensation expense of $11.1 million (after-tax of approximately $7.5 million), which increased the Company’s earnings per share by approximately 17 cents.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “For the third consecutive quarter, I am very pleased with our earnings performance and strong cash flow. We continue to develop new products that consumers find unique and fresh. I believe the product content innovation over the last couple of years as well as the portfolio changes and operational improvements we have made this year are clearly contributing to the results of this quarter. In this challenging economic environment, we could not have achieved these results without the hard work of all our associates and I am grateful for their dedication.”

As a result of the strong cash flow performance during the first nine months of the fiscal year, the Company raised its fiscal 2010 cash flow estimate. At the beginning of the fiscal year, the Company expected cash flow from operating activities of approximately $105 million to $115 million and capital expenditures of approximately $35 million to $45 million resulting in cash flow from operating activities minus capital expenditures of approximately $70 million. In September, the Company raised its expectation of cash flow from operating activities to at least $160 million and capital expenditures of approximately $35 million resulting in cash flow from operating activities minus capital expenditures to be greater than $125 million. The Company now expects cash flow from operating activities of at least $195 million and capital expenditures of approximately $35 million resulting in cash flow from operating activities minus capital expenditures to be greater than $160 million.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a manufacturer and retailer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card brands are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax and liquidity amounts included in this earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items and the appropriate statutory rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.

Factors That May Affect Future Results

Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the ability to achieve both the desired benefits from the strategic alliance with Amscan as well as ensuring a seamless transition for affected retail customers and consumers;

•	the ability to successfully integrate acquisitions, including the recent acquisitions of Recycled Paper Greetings and the Papyrus brand;

•	the Company’s ability to successfully complete the sale of the Strawberry Shortcake and Care Bears properties;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and the ability to achieve the desired benefits associated with this and other dispositions;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with its cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the Company’s ability to comply with its debt covenants;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the ability to adapt to rapidly changing social media, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 27, 2009	November 28, 2008	November 27, 2009	November 28, 2008

Net sales	$431,512	$444,527	$1,189,428	$1,242,932
Other revenue	8,654	9,557	20,010	25,287

Total revenue	440,166	454,084	1,209,438	1,268,219

Material, labor and other production costs	204,997	223,214	525,414	586,668
Selling, distribution and marketing expenses	124,167	159,819	373,915	465,081
Administrative and general expenses	69,233	50,841	180,867	170,564
Goodwill and other intangible assets impairment	—	242,889	—	242,889
Other operating (income) expense - net	(575)	(491)	25,801	(1,329)

Operating income (loss)	42,344	(222,188)	103,441	(195,654)

Interest expense	6,331	6,634	19,989	16,973
Interest income	(299)	(947)	(1,564)	(2,835)
Other non-operating (income) expense - net	(1,827)	792	(4,160)	(2,726)

Income (loss) before income tax expense (benefit)	38,139	(228,667)	89,176	(207,066)
Income tax expense (benefit)	8,444	(35,356)	26,398	(29,385)

Net income (loss)	$29,695	$(193,311)	$62,778	$(177,681)

Earnings (loss) per share - basic	$0.75	$(4.25)	$1.59	$(3.75)

Earnings (loss) per share - assuming dilution	$0.75	$(4.25)	$1.59	$(3.75)

Average number of common shares outstanding	39,391,399	45,460,385	39,469,293	47,343,640

Average number of common shares outstanding - assuming dilution	39,755,233	45,460,385	39,495,247	47,343,640

Dividends declared per share	$0.12	$0.12	$0.24	$0.36

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited)
	November 27, 2009	November 28, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$50,563	$55,604
Trade accounts receivable, net	193,317	163,049
Inventories	176,161	244,918
Deferred and refundable income taxes	64,374	62,490
Assets held for sale	7,800	9,810
Prepaid expenses and other	147,631	179,898

Total current assets	639,846	715,769

GOODWILL	38,177	56,965
OTHER ASSETS	345,438	411,582
DEFERRED AND REFUNDABLE INCOME TAXES	169,566	166,269

Property, plant and equipment - at cost	882,546	951,905
Less accumulated depreciation	610,609	664,715

PROPERTY, PLANT AND EQUIPMENT - NET	271,937	287,190

	$1,464,964	$1,637,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$1,000	$23,445
Accounts payable	86,835	135,002
Accrued liabilities	75,822	78,607
Accrued compensation and benefits	74,770	35,184
Income taxes payable	10,479	36,686
Other current liabilities	87,221	106,436

Total current liabilities	336,127	415,360

LONG-TERM DEBT	355,974	425,184
OTHER LIABILITIES	129,517	148,320
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	31,935	17,229

SHAREHOLDERS’ EQUITY
Common shares - Class A	36,111	41,917
Common shares - Class B	3,232	3,495
Capital in excess of par value	456,478	447,958
Treasury stock	(946,569)	(918,826)
Accumulated other comprehensive loss	(35,824)	(48,334)
Retained earnings	1,097,983	1,105,472

Total shareholders’ equity	611,411	631,682

	$1,464,964	$1,637,775

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited) Nine Months Ended
	November 27, 2009	November 28, 2008
OPERATING ACTIVITIES:
Net income (loss)	$62,778	$(177,681)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Goodwill and other intangible assets impairment	—	242,889
Net loss on dispositions	27,671	—
Net loss on disposal of fixed assets	163	642
Depreciation and intangible assets amortization	34,121	37,732
Deferred income taxes	20,133	(32,726)
Other non-cash charges	7,096	8,053
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(124,205)	(115,086)
Inventories	17,703	(44,591)
Other current assets	16,948	9,538
Deferred costs - net	1,904	6,023
Accounts payable and other liabilities	7,309	(17,452)
Other - net	2,579	(1,505)

Total Cash Flows From Operating Activities	74,200	(84,164)

INVESTING ACTIVITIES:
Property, plant and equipment additions	(21,368)	(44,320)
Cash payments for business acquisitions, net of cash acquired	(19,300)	(15,625)
Proceeds from sale of fixed assets	886	278
Other - net	4,713	(44,153)

Total Cash Flows From Investing Activities	(35,069)	(103,820)

FINANCING ACTIVITIES:
Net (decrease) increase in long-term debt	(34,600)	181,891
Net increase in short-term debt	—	23,445
Sale of stock under benefit plans	3,683	494
Purchase of treasury shares	(11,826)	(51,190)
Dividends to shareholders	(14,327)	(17,116)

Total Cash Flows From Financing Activities	(57,070)	137,524

EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,286	(17,436)

DECREASE IN CASH AND CASH EQUIVALENTS	(9,653)	(67,896)

Cash and Cash Equivalents at Beginning of Year	60,216	123,500

Cash and Cash Equivalents at End of Period	$50,563	$55,604

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2010

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 27, 2009	November 28, 2008	November 27, 2009	November 28, 2008
Total Revenue:
North American Social Expression Products	$329,953	$317,363	$920,771	$872,296
Intersegment items	—	(17,454)	(5,104)	(44,480)
Exchange rate adjustment	2,677	1,252	4,971	8,454

Net	332,630	301,161	920,638	836,270

International Social Expression Products	62,066	61,316	154,826	152,604
Exchange rate adjustment	14,642	17,252	31,384	60,248

Net	76,708	78,568	186,210	212,852

Retail Operations	—	36,766	11,727	109,829
Exchange rate adjustment	—	1,333	112	7,917

Net	—	38,099	11,839	117,746

AG Interactive	19,070	20,332	55,779	60,565
Exchange rate adjustment	407	343	1,040	1,643

Net	19,477	20,675	56,819	62,208

Non-reportable segments	11,185	15,581	33,546	39,143

Unallocated	166	—	386	—

	$440,166	$454,084	$1,209,438	$1,268,219

Segment Earnings (Loss):
North American Social Expression Products	$46,204	$46,114	$166,760	$130,545
Intersegment items	—	(12,554)	(3,511)	(32,704)
Exchange rate adjustment	1,717	(7)	2,999	1,823

Net	47,921	33,553	166,248	99,664

International Social Expression Products	7,765	(54,365)	9,985	(54,161)
Exchange rate adjustment	1,793	(21,230)	2,227	(20,787)

Net	9,558	(75,595)	12,212	(74,948)

Retail Operations	—	(9,624)	(34,830)	(19,563)
Exchange rate adjustment	—	81	(285)	(69)

Net	—	(9,543)	(35,115)	(19,632)

AG Interactive	1,254	(153,985)	4,550	(154,864)
Exchange rate adjustment	317	(6,829)	666	(6,250)

Net	1,571	(160,814)	5,216	(161,114)

Non-reportable segments	1,634	1,614	1,872	2,189

Unallocated	(22,522)	(19,895)	(61,042)	(59,005)
Exchange rate adjustment	(23)	2,013	(215)	5,780

Net	(22,545)	(17,882)	(61,257)	(53,225)

	$38,139	$(228,667)	$89,176	$(207,066)